Exhibit 99.1

Heritage Financial Group, Inc. Commences Syndicated Offering and Increases Purchase Limitations

ALBANY, Ga.--(BUSINESS WIRE)--November 16, 2010--Heritage Financial Group, Inc., the newly formed Maryland corporation and proposed holding company for HeritageBank of the South, has completed its subscription and community offerings and has commenced a syndicated offering to complete the sale of shares in the offering being conducted in connection with the second-step conversion of Heritage MHC, Heritage Financial Group (NASDAQ:HBOS) and HeritageBank of the South into full stock form. Keefe, Bruyette & Woods, Inc. is acting as sole book-running manager for the syndicated offering. Sterne, Agee & Leach, Inc. is acting as co-manager for the syndicated offering. The syndicated offering will be conducted on a best efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering.

In addition, Heritage Financial Group, Inc. announced that it has filed with the Securities and Exchange Commission a prospectus supplement to its prospectus for the syndicated offering increasing the maximum purchase limit from 50,000 shares ($500,000) for individual purchasers and from 100,000 shares ($1.0 million) for purchasers acting together with others, in all categories of the offering combined to, in both cases, an amount equal to 5% of the shares sold in the offering ($4,140,000 at the maximum of the offering range). Heritage Financial Group, Inc. may, in its sole discretion and without further notice, accept orders for up to 9.99% of the total number of shares to be sold in the offering, provided that orders for stock exceeding 5% of the total offering shall not exceed in the aggregate 10% of the offering. Consistent with the prospectus dated October 12, 2010, the only persons who will be resolicited about the new purchase limit are those who subscribed for the maximum purchase limit in the subscription and the community offerings that terminated today. Any increased orders will be made in the syndicated offering. All other eligible subscribers who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.

The completion of the second-step conversion and stock offering is subject to, among other things, selling a minimum of 6,120,000 shares in the stock offering, the receipt of all necessary final regulatory approvals and the receipt of the approvals of the members of Heritage MHC and the shareholders of Heritage Financial Group.

Forward Looking Statements – This release may contain certain “forward looking statements” which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Heritage Financial Group, Inc., Heritage Financial Group and HeritageBank of the South that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that affect Heritage Bank’s interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect the operations of Heritage Financial Group, Inc., Heritage Financial Group and HeritageBank of the South.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1- 800-221-3246.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement.

Heritage Financial Group has filed a proxy statement/prospectus concerning the second-step conversion with the Securities and Exchange Commission. Shareholders of Heritage Financial Group are urged to read the proxy statement/prospectus because it contains important information about matters to be considered at the Special Meeting of Shareholders to be held on November 23, 2010.

Investors are able to obtain all documents filed with the Securities and Exchange Commission by Heritage Financial Group and Heritage Financial Group, Inc. free of charge by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. In addition, those documents filed with the Securities and Exchange Commission by Heritage Financial Group and Heritage Financial Group, Inc. are available free of charge from the Corporate Secretary of each Company at 721 North Westover Boulevard, Albany, Georgia 31707, Attention: Corporate Secretary.

The directors, executive officers and certain other members of management and employees of Heritage Financial Group are participants in the solicitation of proxies in favor of the second-step conversion from the shareholders of Heritage Financial Group. Information about the directors and executive officers of Heritage Financial Group is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

CONTACT:
Heritage Financial Group, Inc.
Heritage Financial Group (NASDAQ:HBOS)
T. Heath Fountain, 229-878-2055
Senior Vice President and Chief Financial Officer